EXHIBIT 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
     We consent to the incorporation by reference in the Registration Statements of Fentura Financial, Inc. on Form S-3D (File No.333-120182) on Form S-8 (File No. 333-118085), on Form S-8 (File No. 333-137104) and on Form S-8 (File No. 333-137103) of our report dated March 7, 2008, which report is included in the 2007 Annual Report on Form 10-K of Fentura Financial, Inc.
/s/ CROWE CHIZEK AND COMPANY LLC
Grand Rapids, Michigan
March 12, 2008